                                                Exhibit 99.4

                                                Exhibit to Annual Report
                                                on Form 10-K of
                                                Angelica Corporation



                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                           ---------------

                              Form 11-K

(Mark One)

(x) ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]


     For the fiscal year ended   December 31, 1994
                               ------------------------------------
                                 OR


( ) TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]


     For the transition period from --------------to---------------


     Commission file number   1-5674
                           ----------------------------------------

     A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                      THE ANGELICA CORPORATION
                     MISSOURI PLANTS 401(k) PLAN


     B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                        ANGELICA CORPORATION
                      424 South Woods Mill Road
                 Chesterfield, Missouri  63017-3406

Financial Statements and Exhibits.
- ---------------------------------

     (a)  Financial Statements.                     Pages of this
          --------------------                      -------------
                                                    Form 11-K
                                                    ---------
          Report of Independent Public Accountants     5

          Statement of Net Assets Available for        6-7
          Plan Benefits - December 31, 1994 and
          December 31, 1993

          Statement of Changes in Net Assets           8
          Available for Plan Benefits - Fiscal
          Year ended December 31, 1994

          Notes to Financial Statements                9-11

          Schedule I                                   12

          Schedule II                                  13


     (b)  Exhibits.
          --------

          23.  Consent of Independent Public Accountants.

              THE ANGELICA CORPORATION
              MISSOURI PLANTS 401(k) PLAN

              FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
              AS OF DECEMBER 31, 1994 AND 1993
              TOGETHER WITH AUDITORS' REPORT

                        THE ANGELICA CORPORATION
                        ------------------------

                      MISSOURI PLANTS 401(k) PLAN
                      ---------------------------


            FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
            -----------------------------------------------

                       DECEMBER 31, 1994 AND 1993
                       --------------------------


                           TABLE OF CONTENTS
                           -----------------


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

FINANCIAL STATEMENTS:
 Statement of Net Assets Available for Plan Benefits--December 31, 1994 Statement of Net Assets Available for Plan Benefits--December 31, 1993 Statement of Changes in Net Assets Available for Plan Benefits for the
    Year Ended December 31, 1994

NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

SUPPLEMENTAL SCHEDULES SUPPORTING FINANCIAL STATEMENTS:
 Schedule I:  Item 27a - Schedule of Assets Held for Investment
    Purposes--December 31, 1994
 Schedule II: Item 27d - Schedule of 5% Reportable Transactions for the Year Ended December 31, 1994

               REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Angelica Corporation:


We have audited the accompanying statements of net assets available for plan benefits of The Angelica Corporation Missouri Plants 401(k) Plan (the Plan) as of December 31, 1994 and 1993, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1994. These financial statements and the schedules referred to below are the responsibility of the Plan Administrator. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1994 and 1993, and the changes in net assets available for plan benefits for the year ended
December 31, 1994, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules, as listed in the accompanying table of contents, are presented for purposes of complying with the Department of Labor Rules and Regulations for Reporting and Disclosures under the Employee Retirement Income Security Act of 1974 and are not a required part of the basic financial statements. The fund information in the statements of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.






St. Louis, Missouri,
 April 4, 1995


                                       THE ANGELICA CORPORATION
                                       ------------------------

                                     MISSOURI PLANTS 401(k) PLAN
                                     ---------------------------


                         STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                         ---------------------------------------------------

                                          DECEMBER 31, 1994
                                          -----------------
                                                                          Investment Funds
                                                                  --------------------------------
                                                                  Company                 Interest
                                                                   Stock       Mutual      Income
                                                       Total       Fund         Fund        Fund
                                                     ---------    -------      ------     --------
                 ASSETS
                 ------

INVESTMENTS, at fair value:
  Angelica Corporation Common Stock                  $  21,409    $ 21,409    $   -       $    -
  Washington Mutual Investors Fund                      10,552        -         10,552         -
  Hartford Life Insurance Group Annuity Contract        55,323        -           -          55,323
  Society National Bank MGD GIC Fund                   104,098        -           -         104,098
  Boatmen's Employee Benefit Short-Term Fund             4,957          58         178        4,721
  Loans to participants                                  3,169        -           -           3,169
                                                     ---------    --------    --------    ---------
                                                       199,508      21,467      10,730      167,311
OTHER ASSETS:
  Cash on deposit with Trustee                              77        -           -              77
  Contributions receivable                               3,960         415         260        3,285
  Interest and dividends receivable                        577         179         383           15
  Loan payments receivable                                  77        -           -              77
                                                     ---------    --------    --------    ---------
NET ASSETS AVAILABLE FOR PLAN BENEFITS               $ 204,199    $ 22,061    $ 11,373    $ 170,765
                                                     =========    ========    ========    =========



                    The accompanying notes are an integral part of this statement.



                                       THE ANGELICA CORPORATION
                                       ------------------------

                                     MISSOURI PLANTS 401(k) PLAN
                                     ---------------------------


                         STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                         ---------------------------------------------------

                                          DECEMBER 31, 1993
                                          -----------------


                                                                          Investment Funds
                                                                  --------------------------------
                                                                  Company                 Interest
                                                                   Stock       Mutual      Income
                                                       Total       Fund         Fund        Fund
                                                     ---------    -------      ------     --------
                 ASSETS
                 ------

INVESTMENTS, at fair value:
  Angelica Corporation Common Stock                  $  15,255    $ 15,255     $  -       $    -
  Washington Mutual Investors Fund                       7,540        -          7,540         -
  IDS Trust Company Collective Income Fund              55,099        -           -          55,099
  Society National Bank MGD GIC Fund                    53,663        -           -          53,663
  Boatmen's Employee Benefit Short-Term Fund             3,075         357         194        2,524
                                                     ---------    --------     -------    ---------
                                                       134,632      15,612       7,734      111,286
OTHER ASSETS:
  Contributions receivable                               4,309         454         277        3,578
  Interest and dividends receivable                        355         124         221           10
  Other receivables                                         57        -           -              57
                                                     ---------    --------     -------    ---------
NET ASSETS AVAILABLE FOR PLAN BENEFITS               $ 139,353    $ 16,190     $ 8,232    $ 114,931
                                                     =========    ========     =======    =========




                     The accompanying notes are an integral part of this statement.




                                       THE ANGELICA CORPORATION
                                       ------------------------

                                     MISSOURI PLANTS 401(k) PLAN
                                     ---------------------------


                    STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                    --------------------------------------------------------------

                                 FOR THE YEAR ENDED DECEMBER 31, 1994
                                 ------------------------------------

                                                                          Investment Funds
                                                                  --------------------------------
                                                                  Company                 Interest
                                                                   Stock       Mutual      Income
                                                       Total       Fund         Fund        Fund
                                                     ---------    -------      ------     --------
ADDITIONS:
  Participant contributions                          $  71,758    $  7,357    $  4,719    $  59,682
  Interest income                                        7,719          30          13        7,676
  Dividend income                                        1,250         645         605         -
  Interfund transfers                                     -         (1,460)     (1,234)       2,694
  Change in unrealized appreciation
    of investments                                        (468)         60        (528)        -
  Net realized loss on sale of
     investments                                          (144)       (115)        (29)        -
                                                     ---------    --------    --------    ---------
                                                        80,115       6,517       3,546       70,052

DEDUCTION-  Participant withdrawals                     15,269         646         405       14,218
                                                     ---------    --------    --------    ---------
       Net increase                                     64,846       5,871       3,141       55,834

NET ASSETS AVAILABLE FOR PLAN BENEFITS
  AT BEGINNING OF YEAR                                 139,353      16,190       8,232      114,931
                                                     ---------    --------    --------    ---------
NET ASSETS AVAILABLE FOR PLAN BENEFITS
  AT END OF YEAR                                     $ 204,199    $ 22,061    $ 11,373    $ 170,765
                                                     =========    ========    ========    =========



                       The accompanying notes are an integral part of this statement.


                        THE ANGELICA CORPORATION
                        ------------------------

                      MISSOURI PLANTS 401(k) PLAN
                      ---------------------------


        NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
        --------------------------------------------------------

                       DECEMBER 31, 1994 AND 1993
                       --------------------------


1.    DESCRIPTION OF PLAN:
      -------------------

The following description of The Angelica Corporation Missouri Plants 401(k) Plan (the Plan) is provided for general information purposes only. More complete information regarding the Plans provisions may be found in the plan document.


General
- -------

The Plan was adopted by the Board of Directors of Angelica Corporation (the Company) to provide participants an opportunity to defer portions of their earnings so as to provide supplementary retirement income and a measure of economic security. The Company is the Plan Administrator and the assets of the Plan are held in trust by Boatmen's Trust Company (the Trustee).


Eligible Participants
- ---------------------

The participating employers in the Plan are the Company and its subsidiaries. All full-time union employees at the Company's Missouri Plants who have either (i) completed one year of service with the Company and are age 21 or older or (ii) completed three years of service, are eligible to participate in the Plan.


Contributions
- -------------

Eligible employees may contribute up to 12% of their annual compensation to the Plan through payroll deferrals.


Vesting
- -------

The salary deferral contributions of each participant's account are fully vested and nonforfeitable at all times.


Benefits
- --------

Participants are entitled to receive the balance of their accounts upon death, total disability, retirement or termination of employment, or upon request after reaching age 59-1/2. Any participants who have suffered a hardship (as defined by the Internal Revenue Service and the Plan) may also withdraw all or any portion of their account balances. As of December 31, 1994 and 1993, the Plan had $1,334 and $57, respectively, in net assets available for plan benefits that had been requested to be paid to terminated participants.


Loan Provision
- --------------

The Plan allows participants to borrow from their accounts, subject to certain limitations. Loans bear interest at the prime rate plus 1/2% at the time the loan was made. All loans must be secured by the participant's account and are repayable in installments by payroll deductions.

Investment Programs
- -------------------

The investment programs of the Plan are as follows:

   Upon enrollment or reenrollment, each participant directs his or her contributions to be invested in one or more of the investment options below in increments of 10%. Such direction may be revised by participants on a monthly basis.

         Company Stock Fund
            This fund is invested in Angelica Corporation Common Stock.

         Mutual Fund
            This fund is invested in the Washington Mutual Investors Fund.

         Interest Income Fund
            This fund is invested in group annuity contracts with Hartford Life Insurance Company and Society National Bank.

The number of participants with an account balance in each fund at December 31, 1994, was as follows:

       Company Stock Fund                                             33
       Mutual Fund                                                    16
       Interest Income Fund                                          115

The total number of participants in the Plan was less than the sum of the number of participants shown above because some were participating in more than one fund.


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
      ------------------------------------------

Basis of Accounting
- -------------------

The financial statements of the Plan are maintained on an accrual basis. The Plan's investments are stated at fair value, as determined by the Trustee, based upon publicly stated price information. The "average cost" method is used to determine the cost of securities sold. Investments in group annuity contracts are stated at contract value.


Administrative Expenses
- -----------------------

Costs of administering the Plan are generally borne by the Company and are not charged to the Plan.


Gains and Losses on Sale of Investments
- ---------------------------------------

In compliance with reporting regulations of the Department of Labor, the Plan calculates the net realized gains and losses on investments sold or distributed and unrealized appreciation and depreciation of investments based on the market value of the assets at the beginning of the plan year or at the time of purchase during the year.


3.    INVESTMENTS:
      -----------

The Trustee of the Plan holds the Plan's investments and executes transactions therein.

The fair market value of individual assets that represent 5% or more of the Plan's net assets as of December 31, 1994 and 1993, is as follows
(in thousands):

   December 31, 1994:
     Angelica Corporation Common Stock                              $ 21
     Washington Mutual Investors Fund                                 11
     Hartford Life Insurance Group Annuity Contract                   55
     Society National Bank MGD GIC Fund                              104

   December 31, 1993:
     Angelica Corporation Common Stock                              $ 15
     Washington Mutual Investors Fund                                  8
     IDS Trust Company Collective Income Fund                         55
     Society National Bank MGD GIC Fund                               54

4.    INCOME TAX STATUS:
      -----------------

The Company has received a determination letter dated October 6, 1992, from the Internal Revenue Service stating that the Plan qualifies under the Internal Revenue Code; as such, the Plan is exempt from federal income tax, and amounts contributed by the employees are not taxable to the participants until distributions from the Plan are made. The Plan Administrator believes that the Plan as amended and as currently operating is in compliance with all applicable provisions of the Internal Revenue Code.


5.    TERMINATION OF THE PLAN:
      -----------------------

The Company reserves the right to terminate its participation in the Plan as of any specified current or future date.

Until the assets held in the Trust have been fully distributed, the Trustee shall continue to possess all powers with which it was empowered by the Trust Agreement and shall have all such other powers as are necessary or appropriate to the completion of such distribution.

Upon termination of the Plan, plan assets will not be insured by the Pension Benefit Guaranty Corporation as the Plan is not covered by Title IV of the Employee Retirement Income Security Act of 1974. In addition, termination of the Plan must be approved by the Internal Revenue Service.

                                                                              SCHEDULE I



                                       THE ANGELICA CORPORATION
                                       ------------------------

                                     MISSOURI PLANTS 401(k) PLAN
                                     ---------------------------


                      ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                      ----------------------------------------------------------

                                          DECEMBER 31, 1994
                                          -----------------



                                                           Number of
                                                           Shares or
                                                           Principal                  Fair
                                                            Amount       Cost         Value
                                                           ---------   ---------    ---------
COMPANY STOCK FUND:
  Angelica Corporation Common Stock                              775   $  20,193    $  21,409
  Boatmen's Employee Benefit Short-Term Fund                $     58          58           58
                                                                       ---------    ---------
                                                                          20,251       21,467
                                                                       ---------    ---------
MUTUAL FUND:
  Washington Mutual Investors Fund                           626.590      10,884       10,552
  Boatmen's Employee Benefit Short-Term Fund                $    178         178          178
                                                                       ---------    ---------
                                                                          11,062       10,730
                                                                       ---------    ---------
INTEREST INCOME FUND:
  Hartford Life Insurance Group Annuity Contract            $ 55,323      55,323       55,323
  Society National Bank MGD GIC Fund                        $104,098     104,098      104,098
  Boatmen's Employee Benefit Short-Term Fund                $  4,721       4,721        4,721
  Loans to participants, interest ranging
    from 6.5% to 11.0%                                      $  3,169       3,169        3,169
                                                                       ---------    ---------
                                                                         167,311      167,311
                                                                       ---------    ---------
       Total investments                                               $ 198,624    $ 199,508
                                                                       =========    =========


               The accompanying notes are an integral part of this schedule.


                                                                                        SCHEDULE II



                                       THE ANGELICA CORPORATION
                                       ------------------------

                                     MISSOURI PLANTS 401(k) PLAN
                                     ---------------------------


                          ITEM 27d - SCHEDULE OF 5% REPORTABLE TRANSACTIONS
                          -------------------------------------------------

                                 FOR THE YEAR ENDED DECEMBER 31, 1994
                                 ------------------------------------

                                    Purchases                            Sales
                             -----------------------   -----------------------------------------
                              Number of     Purchase    Number of      Sales    Cost of     Net
                             Transactions    Price     Transactions    Price     Assets     Gain
                             ------------   --------   ------------    -----    -------     ----
Angelica Corporation
  Common Stock                    17        $  8,336        5         $  2,127  $  2,104    $23

Hartford Life Insurance Group
  Annuity Contract                 2          55,000       -              -         -        -

IDS Trust Company Collective
  Income Fund                      1             285        6           57,395    57,395     -

Society National Bank MGD
  GIC Fund                        12          57,921        8           12,189    12,189     -

Boatmen's Employee Benefit
  Short-Term Fund                115         127,293       56          125,253   125,253     -




                    The accompanying notes are an integral part of this schedule.

                                                       Exhibit 23
                                                       of 11-K


              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
              -----------------------------------------

     As independent public accountants, we hereby consent to the incorporation of our report on The Angelica Corporation Missouri Plants 401(k) Plan financial statements included in this Form 11-K, into the Corporation's previously filed Registration Statement on Form S-8 File No. 33-45410.


                                        /s/ Arthur Andersen LLP

                                        ARTHUR ANDERSEN LLP



St. Louis, Missouri
April 24, 1995